                                                                   Exhibit 3(ii)

                                     BYLAWS
                                       OF
                              BCP MANAGEMENT, INC.
                              --------------------

                                 July 25, 2000


                                   ARTICLE I
                                   ---------

                             Stockholders' Meetings
                             ----------------------

     Section 1. Annual Meeting.  The annual meeting of stockholders for the
                --------------
election of directors and the transaction of such other business as may properly come before it shall be held on the first Monday of April of each year, or such other date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 2. Special Meeting.  Special meetings of stockholders may be called
                ---------------
by the Board of Directors or the Chairman of the Board of Directors and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing, stating the purpose or purposes thereof, of holders of at least a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Special meetings of stockholders may be held at such places, within or without the State of Delaware, as may be specified in the call of any meeting.

     Section 3. Notice of Meetings and Adjourned Meetings.  Written notice of
                -----------------------------------------
every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the laws of Delaware, be mailed at least ten but not more than sixty days prior to the meeting to each stockholder of record entitled to vote thereat. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice other than announcement at such meeting until its business is completed. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4. Quorum.  The holders of a majority of the shares of capital
                ------
stock issued and outstanding and entitled to vote,

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present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the shares of stock present or represented may adjourn the meeting from time to time until a quorum is present. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 5. Voting.  Except as provided in the Certificate of Incorporation
                ------
of the Corporation, each holder of capital stock entitled to vote at a stockholders' meeting shall, as to all matters in respect of which such capital stock has voting rights, be entitled to one vote in person or by written proxy for each share of capital stock owned of record by him, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. No vote upon any matter need be by ballot unless demanded by the holders of at least ten per cent of the shares represented and entitled to vote at the meeting. All elections shall be decided by a plurality of the votes cast and all other questions or matters shall be decided by a majority of the votes cast, unless otherwise required by the laws of Delaware, the Certificate of Incorporation or these bylaws.

     Section 6. Consent of Stockholders in Lieu of Meeting.  Any action required
                ------------------------------------------
to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE II
                                   ----------

                                   Directors
                                   ---------

     Section 1. Number, Election and Term of Office of Directors.  The number of
                ------------------------------------------------
directors shall be fixed from time to time by resolution of the Board of Directors. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

     Section 2. Resignation or Removal.  Any director may resign by giving
                ----------------------
written notice to the Board of Directors or the Chairman of the Board of Directors, any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by the Certificate of Incorporation, any director may be removed, with or without cause, by the affirmative vote or consent of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote.

     Section 3. Vacancies.  Except as otherwise required by the Certificate of
                ---------
Incorporation, any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the stockholders. A director elected to fill a vacancy shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Except as otherwise required by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in
office, including those who have so resigned, shall have the power to       fill
such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

     Section 4. Place of Meetings.  Meetings of the Board of Directors may be
                -----------------
held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.

     Section 5. Regular Meetings.  A regular annual meeting of the Board of
                ----------------
Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, or at such other time or place as determined by the stockholders at such meeting, for the purpose

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of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such time as shall be fixed by resolution of the Board of Directors.

     Section 6. Special Meetings.  Special meetings of the Board of Directors
                ----------------
may be called by the Chairman of the Board of Directors or at least a majority of the directors then in office. Notice of special meetings either shall be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before the meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting.

     Section 7. Quorum and Voting.  A majority of the entire Board of Directors
                -----------------
shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these bylaws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.

     Section 8. Compensation.  The directors shall be paid their reasonable
                ------------
expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 9. Telephonic Meetings.  Members of the Board of Directors may
                -------------------
participate in a meeting of the Board of Directors, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 10.  Independent Committee.  So long as the Corporation is a
                  ---------------------
general partner of Borden Chemicals and Plastics

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Limited Partnership (the "Partnership"), the Board of Directors shall from time to time by resolution designate an Independent Committee to consist of three members of the Board of Directors, each of which shall not be an officer of the Corporation or of any corporate stockholder of the Corporation which owns a majority of the capital stock of the Corporation. The Independent Committee shall examine and resolve any matter required to be submitted to such Committee by the Agreement of Limited Partnership of the Partnership and any matter submitted to such Committee by a vote of the majority of the entire Board of Directors. The Board of Directors shall have the power at any time to change the membership of such Committee and to fill vacancies in such Committee, subject to the requirements in the first sentence of this Section 10. The Independent Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.


                                   ARTICLE III
                                   -----------

                                    Officers
                                    --------

     Section 1. Number, Qualification, Election and Term of Office.  The
                --------------------------------------------------
officers of the Corporation may consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office until his successor shall have been elected and qualified, or until his earlier resignation or removal. One person may hold more than one office.

     Section 2. Removal and Vacancies.  All officers shall serve at the pleasure
                ---------------------
of the Board of Directors. Any officer may be removed by the Board of Directors at any time with or without cause. A vacancy in any office shall be filled by the Board of Directors.

     Section 3. The Chairman of the Board.  The Chairman of the Board of
                -------------------------
Directors, or in his absence, a Director selected by a majority of the Directors, shall preside at all meetings of stockholders and at all meetings of the Board of Directors. The Chairman of the Board may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall have such further duties as are incident to the office of the Chairman of the Board of Directors or

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

prescribed by law or as shall from time to time be designated by the Board of Directors.

     Section 4. The Chief Executive Officer.  The Chief Executive Officer shall
                ---------------------------
have general and active supervision and management of the property, business, and affairs of the Corporation and have such duties and powers as shall from time to time be designated by the Board of Directors or by the Chairman of the Board of Directors. During the absence of the Chief Executive Officer, the Chief Executive Officer shall designate, in writing to the Corporate Secretary, the officer who shall be vested with all the powers of such office in respect of the signing and execution of any contracts or other papers requiring the signature of any such absent officer. In the event of any prolonged absence of any officer of the Company, the Board may delegate his powers or duties to any other executive officer, or to any director, during such absence, and the person so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

     Section 5. The Secretary and Assistant Secretaries.  The Secretary, or in
                ---------------------------------------
the event of his absence or inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated by the Chairman of the Board of Directors, subject to revision by the Board of Directors, and, absence such designation or revision, in order of their first election to that office), shall be the keeper of the corporate seal and records (except those kept by the Treasurer), and shall give notice of, attend and record minutes of meetings of stockholders and directors. The Secretary or any Assistant Secretary shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, the corporate seal may be attested by the signature of the Secretary or any Assistant Secretary. The Secretary and any Assistant Secretaries shall have such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors.

     Section 6. The Treasurer and Assistant Treasurers. The Treasurer, or, in
                --------------------------------------
the event of his absence or inability or refusal to act, the Assistant Treasurer, if any (or, if there be more than one, the Assistant Treasurers in the order designated by the Chairman of the Board of Directors, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall be responsible for (i) the custody and safekeeping of all of the funds of the Corporation, (ii) the receipt and deposit of all moneys paid to the Corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the Corporation of all checks, drafts, notes, and other obligations

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

payable to the Corporation, (iv) the disbursement of funds of the Corporation under such rules as the Board of Directors may from time to time adopt, (v) keeping full and accurate records of all receipts and disbursements, and (vi) the performance of such further duties as are incident to the office of Treasurer or as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board of Directors.

     Section 7. Other Officers.  Any other officers elected pursuant to Section
                --------------
1 of this Article III shall have such duties and powers incident to their respective offices and shall perform such other duties as shall from time to time be prescribed by the Board of Directors. The Board may also create or provide for the creation of (1) administrative divisions, and (2) offices and committees for any such divisions and may elect or provide for the election of officers and committee members to fill the positions so created, define or make provision for the duties to be performed by such officers and committees and the powers to be exercised by them and fix or make provision for their tenures of office.

     Section 8.  Delegation of Powers. The Board may delegate to the Chief
                 --------------------
Executive Officer or to any other officer or any committee of the Company the power to exercise some, any or all of the powers granted to the Board by the foregoing provisions of this Section. The Chief Executive Officer in turn may delegate to any other officer or any committee of the Company the power to exercise some, any or all of the powers delegated to him by the Board pursuant to the foregoing provisions of this Section.


                                   ARTICLE IV
                                   ----------

                      Stock Certificates and Transfer Books
                      -------------------------------------

     Section 1. Certificate.  Every stockholder shall be entitled to have a
                -----------
certificate, in such form as the Board of Directors shall from time to time approve, signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     Section 2. Facsimile Signatures.  Where a certificate is countersigned (a)
                --------------------
by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent

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or registrar before such certificate is issued, it may be issued by the
Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Record Ownership.  A record of the name and address of the
                ----------------
holder of each certificate, the number of shares represented thereby, and the date of issue thereof, shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

     Section 4. Lost Certificates.  Any person claiming a stock certificate in
                -----------------
lieu of one lost, stolen, mutilated or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts as to its loss, theft, mutilation or destruction. He shall also, if required by the Board of Directors, give the Corporation a bond, in such form and amount as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

     Section 5. Transfer Agent or Registrar.  The Corporation may maintain one
                ---------------------------
or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

     Section 6. Transfer of Stock.  Transfer of shares shall, except as provided
                -----------------
in Section 4 of this Article IV, be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

     Section 7. Fixing Date for Determination of Stockholders of Record. (a) In
                -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     (b)  If no record date is fixed:

          (1) The record date for determining stock- holders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


          (2) The record date for determining stock- holders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (3) The record date for determining stock- holders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                    ARTICLE V
                                    ---------

                               General Provisions
                               ------------------

     Section 1. Offices.  The registered office of the Corporation in Delaware
                -------
shall be in the City of Wilmington, County of New Castle. The Corporation may have such other offices as the Board of Directors may from time to time determine. The books of the Corporation may be kept outside the State of Delaware.

     Section 2. Seal.  The corporation's seal shall have inscribed thereon the
                ----
name of the Corporation, the year of its organization and the words "corporate seal - Delaware."

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     Section 3. Fiscal Year.  The fiscal year of the Corporation shall be fixed
                -----------
by resolution of the Board of Directors.

     Section 4. Inspection of Books.  Subject to laws of the State of Delaware,
                -------------------
the directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     Section 5. Reliance on Records.  Each director and officer shall in the
                -------------------
performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the Corporation.

     Section 6. Waiver of Notice.  Whenever any notice is required to be given,
                ----------------
a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 7. Indemnification. (a) Each person who was or is made a party or
                ---------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in

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connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of this Section 7 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7 or otherwise.

     (b) If a claim under paragraph (a) of this Section 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 7 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     Section 8. Amendments to Bylaws.  These bylaws may be amended, altered or
                --------------------
repealed by the stockholders or by the Board of Directors.

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